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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual report (Form 10-K/A) of National Steel Corporation and subsidiaries (the "Company") of our report dated January 23, 1997 (except for Notes N and B, as to which the dates are January 31, 1997 and January 28, 1998, respectively), included in the 1996 Annual Report to Shareholders of the Company.

Our audit also included the financial statement schedule, as restated, of the Company listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements.

 .  Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union
   Employees,

 .  Form S-8 No. 33-51081 pertaining to the 1994 National Steel Corporation Long
   Term Incentive Plan,

 .  Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation Non-
   Employee Director's Stock Option Plan, and

 .  Form S-8 No. 33-61087 pertaining to the National Steel Retirement Savings
   Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 23, 1997 (except for Notes N and B, as to which the dates are January 31, 1997 and January 28, 1998, respectively) with respect to the consolidated financial statements, as restated, incorporated by reference, and our report included in the preceding paragraph with respect to the financial statement schedule, as restated, included in this Annual Report Form 10-K/A of the Company for the year ended December 31, 1996.



                                    Ernst & Young LLP

Fort Wayne, Indiana
January 28, 1998